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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.'s 33-23490, 33-28309, 33-56932, 33-89862, 33-89864,
333-06469, 333-76245, 333-84583, 333-37154 and 333-62774), on Form S-4 (No.
333-48700) and on Form S-3 (No. 333-45116) of Plexus Corp. and subsidiaries of our reports dated October 24, 2001, except for information in Note 13 as to which the date is November 28, 2001, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
December 27, 2001